Wiley Reports Second Quarter Fiscal 2021 Results
December 8, 2020 - Hoboken, NJ – John Wiley & Sons, Inc. (NYSE: JW-A and JW-B), a global leader in research and education, today announced results for the second quarter ended October 31, 2020.

SECOND QUARTER SUMMARY
•	GAAP Results: Revenue of $491 million (+5%) and EPS of $1.22 (+54%)
•	Adjusted Results (at constant currency): Revenue +4% to $491 million, EBITDA +7% to $120 million, and EPS +12% to $1.00
•	Research Publishing & Platforms (at constant currency): Revenue +5% and Adjusted EBITDA +14% on strong double-digit growth in Open Access
•	Academic & Professional Learning: Revenue for Education Publishing marginally ahead of prior year as accelerated growth in digital content and courseware more than offset decline in print books
•	Education Services: Second Quarter and First Half Adjusted EBITDA margin of 21% and 17%, trending ahead of FY22 target of 15%

MANAGEMENT COMMENTARY
“Wiley’s consistent strategies in open research and online education continued to deliver strong returns with record research output and content consumption, robust online enrollment growth, and broad digital courseware adoption,” said Brian Napack, President and CEO. “The pandemic is accelerating important trends underlying our core strategies, including a global increase in the demand to publish and access high-quality research and a decisive shift to online learning and digital curriculums.”

SECOND QUARTER PERFORMANCE

GAAP Measures Unaudited ($millions except for EPS)	Q2 2021	Q2 2020	Change
Revenue	$491.0	$466.2	5%
Diluted EPS	$1.22	$0.79	54%
Non-GAAP Measures	Q2 2021	Q2 2020	Change Constant Currency
Revenue	$491.0	$466.2	4%
Adjusted EBITDA	$120.3	$110.0	7%
Adjusted EPS	$1.00	$0.85	12%

Excluding acquisitions and currency impact, revenue was flat for the quarter.  Wiley recorded a favorable FX variance of $8 million in revenue, $0.05 in Adjusted EPS, and $2 million in Adjusted EBITDA.

Revenue
•	Research Publishing & Platforms rose 7% as reported and 5% at constant currency with strong growth in open access and content platforms driving results.
•
Academic & Professional Learning declined 4% as reported and 5% at constant currency mainly due to COVID-19 impact on Professional Learning (-11% reported, -13% constant currency), particularly trade books and in-person corporate training.  Within Education Publishing (+1%, 0% constant currency), digital content and courseware growth accelerated, more than offsetting the decline in print textbooks, while test prep continued its sharp decline due to COVID-related exam cancellations.

•
Education Services increased 28% as reported and 27% at constant currency, driven by the three-month inorganic contribution from mthree (+$13 million) and organic constant currency growth of 6% in Online Program Management (OPM) services.

Adjusted EBITDA
•	Research Publishing & Platforms grew 14% at constant currency, reflecting revenue growth, operational efficiencies, and COVID-related expense savings.
•	Academic & Professional Learning declined 10% at constant currency, reflecting revenue performance partly offset by business optimization gains and COVID-related expense savings.
•
Education Services rose 94% at constant currency from $8 million to $15 million, driven by revenue growth and business optimization initiatives, notably sustained improvement in student acquisition costs.  Adjusted EBITDA margin for the quarter was 21%, up from 14% in the prior year.

•	Corporate Expenses rose 10% to $41 million mainly due to the timing of annual incentive costs.

EPS
•
GAAP EPS of $1.22 compared to $0.79 in the prior year period and primarily reflected higher Operating Income, lower restructuring charges and interest expense, and a $0.25 discrete tax benefit.  In connection with the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act"), Wiley elected to carry back its fiscal year 2020 U.S. loss for tax purposes to its fiscal year 2015, resulting in a $14 million GAAP tax benefit this quarter.

•	Adjusted EPS of $1.00 compared to $0.85 in the prior year and was driven by improved Adjusted Operating Income. The $0.25 discrete tax benefit related to the CARES Act was excluded from Adjusted EPS.

Balance Sheet and Liquidity
•	Net debt-to-EBITDA ratio (trailing twelve months) at quarter-end was 1.9 as compared to 1.8 at the end of the year-ago period.
•	Available liquidity was approximately $740 million at quarter-end, including $86 million of cash on hand and $655 million of undrawn credit capacity.

Cash Flow (Six Months)
•
Net Cash Used in Operating Activities was $77 million compared to $100 million in the prior year period, primarily driven by improved earnings, partly offset by unfavorable timing of changes in working capital.  Note, the Company’s use of cash in the first half of the fiscal year is driven by the timing of collections for annual journal subscriptions, which is concentrated in the third and fourth fiscal quarters.

•
Free Cash Flow less Product Development Spending was a use of $124 million compared to a use of $156 million in the prior year, primarily reflecting the improvement in Net Cash Used in Operating Activities.

FISCAL YEAR 2021 OUTLOOK
Based on performance through the six months and leading indicators for the remainder of the year, Wiley is initiating annual guidance for fiscal year 2021.  For Revenue, the Company anticipates low-single digit growth overall, which includes low-single digit growth in Research, a mid-single digit decline in Academic & Professional Learning, and double-digit growth in Education Services (mid-single digit growth on an organic basis).  Projected performance ranges for consolidated Revenue, Adjusted EBITDA, Adjusted EPS and Free Cash Flow are as follows:

METRIC (in millions, except EPS)	FY20	FY21 OUTLOOK*
Revenue	$1,831	$1,865 - $1,885
Adjusted EBITDA	$356	$380 - $395
Adjusted EPS	$2.40	$2.50 - $2.70
Free Cash Flow	$173	$175 - $200

*Outlook reflects actual currency for results through Q2 and assumes current FX rates prevail for remainder of year.

EARNINGS CONFERENCE CALL
Scheduled for today, December 8 at 10:00 a.m. (ET).  Access the webcast on Wiley.com, at  https://www.wiley.com/en-us/investors or directly at https://edge.media-server.com/mmc/p/xdo3rqb2.  U.S. callers, please dial (844) 231-0103 and enter the participant code 6272694#.  International callers, please dial (216) 562-0402 and enter the participant code 6272694#.

ABOUT WILEY
Wiley drives the world forward with research and education.  Through publishing, platforms and services, we help researchers, professionals, students, universities, and corporations to achieve their goals in an ever-changing world.  And for more than 200 years, we have delivered consistent performance to all our stakeholders. The Company's website can be accessed at www.wiley.com.

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Revenue,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted CTP,” “Free Cash Flow less Product Development Spending,” “organic revenue,” and results on a Constant Currency basis to assess underlying business performance and trends.  Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of acquisitions provide a useful comparable basis to analyze operating results and earnings.  See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2021 in connection with our multi-year Business Optimization Program; (xi) the impact of COVID-19 on our operations, performance, and financial condition; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Investor Contact:
Brian Campbell
201.748.6874
brian.campbell@wiley.com

Media Contact:
Katie Roberts
602.373.7233
karoberts@wiley.com

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2020	2019	2020	2019
Revenue, net	$491,011	$466,205	$922,337	$889,735
Costs and expenses:
Cost of sales	154,853	143,413	299,662	286,509
Operating and administrative expenses	247,167	240,380	484,536	490,550
Restructuring and related charges	1,920	4,001	4,138	14,736
Amortization of intangibles	17,166	15,020	34,057	29,990
Total Costs and Expenses	421,106	402,814	822,393	821,785

Operating Income	69,905	63,391	99,944	67,950
As a % of revenue	14.2%	13.6%	10.8%	7.6%

Interest expense	(4,461)	(6,787)	(9,075)	(12,864)
Foreign exchange transaction losses	(697)	(2,668)	(779)	(16)
Other income	3,766	2,537	8,157	5,370
Income Before Taxes	68,513	56,473	98,247	60,440

Provision for income taxes	81	11,783	13,481	12,126
Effective tax rate	0.1%	20.9%	13.7%	20.1%
Net Income	$68,432	$44,690	$84,766	$48,314
As a % of revenue	13.9%	9.6%	9.2%	5.4%

Weighed Average Number of Common Shares Outstanding
Basic	56,005	56,326	55,959	56,431
Diluted	56,165	56,664	56,182	56,791

Earnings Per Share
Basic	$1.22	$0.79	$1.51	$0.86
Diluted	$1.22	$0.79	$1.51	$0.85

Notes:
(1) The supplementary information included in this press release for the three and six months ended October 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP EPS to NON-GAAP ADJUSTED EPS - DILUTED
(unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2020	2019	2020	2019
GAAP Earnings Per Share - Diluted	$1.22	$0.79	$1.51	$0.85
Adjustments:
Restructuring and related charges (A)	0.02	0.06	0.05	0.20
Foreign exchange losses (gains) on intercompany transactions (A)	0.01	-	(0.02)	0.01
Impact of increase in U.K. statutory rate on deferred tax balances (B)	-	-	0.12	-
Impact of U.S. CARES Act (C)	(0.25)	-	(0.25)	-
Non-GAAP Adjusted Earnings Per Share - Diluted	$1.00	$0.85	$1.41	$1.06

Notes:
(A) The table below shows the net of tax impact of our adjustments to GAAP Earnings Per Share noted above.
	Three Months Ended		Six Months Ended
	October 31,		October 31,
(amounts in millions)	2020	2019	2020	2019
Net of tax, charges related to the Business Optimization Program	$1.4	$2.8	$2.9	$11.1
Net of tax, (credits) charges related to the Restructuring and Reinvestment Program	$(0.2)	$0.3	$(0.2)	$0.2
Net of tax, foreign exchange transaction losses (gains)	$0.2	$0.5	$(0.8)	$0.7

(B) During the first quarter of fiscal 2021, the U.K. officially enacted legislation that increased its statutory rate from 17% to 19%. This resulted in a $6.7 million non-cash deferred tax expense from the re-measurement of the Company’s applicable U.K. net deferred tax liabilities.

(C) In connection with the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") and certain regulations issued in late July 2020, the Company elected to carry back its fiscal year 2020 loss for tax purposes ("NOL") to its fiscal year 2015 and claimed a $20.7 million refund.  The NOL carryback to a year when our corporate tax rate was 35%, including certain related benefits, resulted in a $14 million tax benefit.  We expect to receive the refund by the end of fiscal 2021.

(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and six months ended October 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP NET INCOME to NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2020	2019	2020	2019
Net Income	$68,432	$44,690	$84,766	$48,314
Interest expense	4,461	6,787	9,075	12,864
Provision for income taxes	81	11,783	13,481	12,126
Depreciation and amortization	48,430	42,638	97,937	84,857
Non-GAAP EBITDA	121,404	105,898	205,259	158,161
Restructuring and related charges	1,920	4,001	4,138	14,736
Foreign exchange transaction losses	697	2,668	779	16
Other income	(3,766)	(2,537)	(8,157)	(5,370)
Non-GAAP Adjusted EBITDA	$120,255	$110,030	$202,019	$167,543
Adjusted EBITDA Margin	24.5%	23.6%	21.9%	18.8%

Notes:
(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and six months ended October 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Three Months Ended October 31,		Favorable (Unfavorable)
	2020	2019	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$240,691	$225,085	7%	5%
Research Platforms	10,643	9,624	11%	11%
Total Revenue, net	$251,334	$234,709	7%	5%

Contribution to Profit	$74,088	$63,291	17%	15%
Adjustments:
Restructuring (credits) charges	(238)	726
Non-GAAP Adjusted Contribution to Profit	$73,850	$64,017	15%	14%
Depreciation and amortization	19,765	17,037
Non-GAAP Adjusted EBITDA	$93,615	$81,054	15%	14%
Adjusted EBITDA margin	37.2%	34.5%

Academic & Professional Learning:
Revenue, net
Education Publishing	$103,105	$101,741	1%	0%
Professional Learning	67,485	75,984	-11%	-13%
Total Revenue, net	$170,590	$177,725	-4%	-5%

Contribution to Profit	$29,878	$35,050	-15%	-17%
Adjustments:
Restructuring charges	1,541	800
Non-GAAP Adjusted Contribution to Profit	$31,419	$35,850	-12%	-15%
Depreciation and amortization	17,720	17,349
Non-GAAP Adjusted EBITDA	$49,139	$53,199	-8%	-10%
Adjusted EBITDA margin	28.8%	29.9%

Education Services:
Revenue, net
Education Services OPM (2)	$56,261	$52,781	7%	6%
mthree (2)	12,826	990	#	#
Total Revenue, net	$69,087	$53,771	28%	27%

Contribution to Profit	$7,425	$2,583	#	#
Adjustments:
Restructuring charges (credits)	84	(475)
Non-GAAP Adjusted Contribution to Profit	$7,509	$2,108	#	#
Depreciation and amortization	7,210	5,522
Non-GAAP Adjusted EBITDA	$14,719	$7,630	93%	94%
Adjusted EBITDA margin	21.3%	14.2%

Corporate Expenses:	$(41,486)	$(37,533)	-11%	-10%
Adjustments:
Restructuring charges	533	2,950
Non-GAAP Adjusted Corporate Expenses	$(40,953)	$(34,583)	-18%	-18%
Depreciation and amortization	3,735	2,730
Non-GAAP Adjusted EBITDA	$(37,218)	$(31,853)	-17%	-16%

Consolidated Results:
Revenue, net	$491,011	$466,205	5%	4%

Operating Income	$69,905	$63,391	10%	8%
Adjustments:
Restructuring charges	1,920	4,001
Non-GAAP Adjusted Operating Income	$71,825	$67,392	7%	4%
Depreciation and amortization	48,430	42,638
Non-GAAP Adjusted EBITDA	$120,255	$110,030	9%	7%
Adjusted EBITDA margin	24.5%	23.6%

(1) The supplementary information included in this press release for the three and six months ended October 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In May 2020, we moved the IT bootcamp business acquired as part of The Learning House acquisition from Education Services OPM to mthree. As a result, the prior period revenue related to the IT bootcamp business has been included in mthree. There were no changes to our total Education Services or our consolidated financial results. The inorganic revenue from mthree in the three and six months ended October 31, 2020 was $12.5 and $24.9 million, respectively.

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)
			% Change
	Six Months Ended October 31,		Favorable (Unfavorable)
	2020	2019	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$471,155	$445,012	6%	5%
Research Platforms	20,989	19,072	10%	10%
Total Revenue, net	$492,144	$464,084	6%	5%

Contribution to Profit	$143,906	$118,937	21%	20%
Adjustments:
Restructuring (credits) charges	(435)	3,346
Non-GAAP Adjusted Contribution to Profit	$143,471	$122,283	17%	16%
Depreciation and amortization	39,466	34,190
Non-GAAP Adjusted EBITDA	$182,937	$156,473	17%	16%
Adjusted EBITDA margin	37.2%	33.7%

Academic & Professional Learning:
Revenue, net
Education Publishing	$167,189	$167,264	0%	0%
Professional Learning	130,314	155,319	-16%	-17%
Total Revenue, net	$297,503	$322,583	-8%	-8%

Contribution to Profit	$29,498	$39,961	-26%	-28%
Adjustments:
Restructuring charges	1,574	3,605
Non-GAAP Adjusted Contribution to Profit	$31,072	$43,566	-29%	-30%
Depreciation and amortization	36,524	33,873
Non-GAAP Adjusted EBITDA	$67,596	$77,439	-13%	-14%
Adjusted EBITDA margin	22.7%	24.0%

Education Services:
Revenue, net
Education Services OPM (2)	$106,523	$100,937	6%	6%
mthree (2)	26,167	2,131	#	#
Total Revenue, net	$132,690	$103,068	29%	28%

Contribution to Profit	$7,983	$(4,616)	#	#
Adjustments:
Restructuring charges	223	1,614
Non-GAAP Adjusted Contribution to Profit	$8,206	$(3,002)	#	#
Depreciation and amortization	14,489	11,020
Non-GAAP Adjusted EBITDA	$22,695	$8,018	#	#
Adjusted EBITDA margin	17.1%	7.8%

Corporate Expenses:	$(81,443)	$(86,332)	6%	6%
Adjustments:
Restructuring charges	2,776	6,171
Non-GAAP Adjusted Corporate Expenses	$(78,667)	$(80,161)	2%	2%
Depreciation and amortization	7,458	5,774
Non-GAAP Adjusted EBITDA	$(71,209)	$(74,387)	4%	4%

Consolidated Results:
Revenue, net	$922,337	$889,735	4%	3%

Operating Income	$99,944	$67,950	47%	44%
Adjustments:
Restructuring charges	4,138	14,736
Non-GAAP Adjusted Operating Income	$104,082	$82,686	26%	24%
Depreciation and amortization	97,937	84,857
Non-GAAP Adjusted EBITDA	$202,019	$167,543	21%	19%
Adjusted EBITDA margin	21.9%	18.8%

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	October 31,	April 30,
	2020	2020
Assets:
Current Assets
Cash and cash equivalents	$86,063	$202,464
Accounts receivable, net	273,264	309,384
Inventories, net	42,169	43,614
Prepaid expenses and other current assets	75,801	59,465
Total Current Assets	477,297	614,927

Product Development Assets, net	48,944	53,643
Royalty Advances, net	18,276	36,710
Technology, Property and Equipment, net	290,071	298,005
Intangible Assets, net	819,834	807,405
Goodwill	1,126,904	1,116,790
Operating Lease Right-of-Use Assets	137,095	142,716
Other Non-Current Assets	101,984	98,598
Total Assets	$3,020,405	$3,168,794

Liabilities and Shareholders' Equity:
Current Liabilities
Accounts payable	$54,911	$93,691
Accrued royalties	94,390	87,408
Short-term portion of long-term debt	12,500	9,375
Contract liabilities	285,176	520,214
Accrued employment costs	88,761	108,448
Accrued income taxes	1,901	13,728
Short-term portion of operating lease liabilities	20,071	21,810
Other accrued liabilities	77,026	72,595
Total Current Liabilities	634,736	927,269
Long-Term Debt	825,243	765,650
Accrued Pension Liability	173,084	187,969
Deferred Income Tax Liabilities	131,026	119,127
Operating Lease Liabilities	153,355	159,782
Other Long-Term Liabilities	82,748	75,373
Total Liabilities	2,000,192	2,235,170
Shareholders' Equity	1,020,213	933,624
Total Liabilities and Shareholders' Equity	$3,020,405	$3,168,794

(1) The supplementary information included in this press release for October 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

	Six Months Ended
	October 31,
	2020	2019
Operating Activities:
Net income	$84,766	$48,314
Amortization of intangibles	34,057	29,990
Amortization of product development assets	17,448	17,616
Depreciation and amortization of technology, property, and equipment	46,432	37,251
Other non-cash charges and credits	72,521	59,302
Net change in operating assets and liabilities	(331,846)	(291,994)
Net Cash Used In Operating Activities	(76,622)	(99,521)

Investing Activities:
Additions to technology, property, and equipment	(36,430)	(44,531)
Product development spending	(10,999)	(11,686)
Businesses acquired in purchase transactions, net of cash acquired	(229)	(74,169)
Acquisitions of publication rights and other	(14,021)	(4,045)
Net Cash Used in Investing Activities	(61,679)	(134,431)

Financing Activities:
Net debt borrowings	59,590	317,471
Cash dividends	(38,480)	(38,486)
Purchase of treasury shares	-	(25,000)
Other	(2,511)	(4,718)
Net Cash Provided By Financing Activities	18,599	249,267

Effects of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	3,301	(461)

Change in Cash, Cash Equivalents and Restricted Cash for Period	(116,401)	14,854

Cash, Cash Equivalents and Restricted Cash - Beginning	203,047	93,548
Cash, Cash Equivalents and Restricted Cash - Ending	$86,646	$108,402

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING

	Six Months Ended
	October 31,
	2020	2019
Net Cash Used In Operating Activities	$(76,622)	$(99,521)
Less: Additions to technology, property, and equipment	(36,430)	(44,531)
Less: Product development spending	(10,999)	(11,686)
Free Cash Flow less Product Development Spending	$(124,051)	$(155,738)

See Explanation of Usage of Non-GAAP Measures included in this supplemental information.
(1) The supplementary information included in this press release for the six months ended October 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
Explanation of Usage of NON-GAAP Performance Measures

In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
• Adjusted Earnings Per Share ("Adjusted EPS");
• Free Cash Flow less Product Development Spending;
• Adjusted Revenue;
• Adjusted Operating Income and margin;
• Adjusted Contribution to Profit and margin;
• EBITDA, Adjusted EBITDA and margin;
• Organic revenue; and
• Results on a constant currency basis.

Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well for internal reporting and forecasting purposes, when publicly providing its outlook, to evaluate the Company's performance and calculate incentive compensation. Non-GAAP performance measures do not have standardized meanings prescribed by U.S. GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under U.S. GAAP.

The Company presents these non-GAAP performance measures in addition to U.S. GAAP financial results because it believes that these non-GAAP performance measures provide useful information to investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose. For example:

•        Adjusted EPS, Adjusted Revenue, Adjusted Operating Income, Adjusted Contribution to Profit, Adjusted EBITDA and organic revenue provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.

•        Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends and fund share repurchases and acquisitions.

•        Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance before the impact of foreign currency (or at “constant currency”), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.

In addition, the Company has historically provided these or similar non-GAAP performance measures and understand that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, and net income and comparing the Company's financial performance to that of its peer companies and competitors. Based on interactions with investors, we also believe that the Company's non-GAAP performance measures are regarded as useful to our investors as supplemental to our U.S. GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.